As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-276253

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIPT HOME MEDICAL CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	8090	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

1019 Town Drive

Wilder, KY

Tel: (859) 878-2220

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

Tel: (202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Larry W. Nishnick DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 (858) 677-1414

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒		At some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☒	pursuant to Rule 467(b) on May 13, 2024 at 4:15 p.m. (Eastern) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on May 9, 2024.
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the home country of the Registrant. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Registrant is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Registrant and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. The securities offered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and may not be offered, sold or delivered, directly or indirectly, in the United States of America, its territories and, possessions, any state of the United States or the District of Columbia (the “United States”), or to a “U.S. person” (as such term is defined in Regulation S under the U.S. Securities Act) (a “U.S. Person”) unless exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws are available. This short form base shelf prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities within the United States or to, or for the account or benefit of, any U.S. Person. See “Plan of Distribution”.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Quipt Home Medical Corp. at 1019 Town Drive Wilder, Kentucky, USA 41076, telephone: (859) 878-2220, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	May 8, 2024

QUIPT HOME MEDICAL CORP.

$300,000,000

Common Shares
Preferred Shares

Debt Securities
Warrants
Subscription Receipts
Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Quipt Home Medical Corp. (the “Company” or “Quipt”) from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains effective, of up to $300,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”); (iii) debt securities (“Debt Securities”); (iv) warrants (“Warrants”) to acquire any of the securities that are described in this Prospectus; (v) subscription receipts (“Subscription Receipts”); and (vi) units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”). One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or any of its direct or indirect subsidiaries (each, a “Subsidiary” and collectively the “Subsidiaries”). The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and an assumption of liabilities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Preferred Shares, the class and number of Preferred Shares offered, the offering price, whether the Preferred Shares are being offered for cash, and any other terms specific to the Preferred Shares offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, the price at which the Debt Securities will be offered, the maturity date of the Debt Securities, the rate at which such Debt Securities will bear interest, the terms and conditions upon which the Debt Securities may be redeemed, repaid or purchased and the terms and conditions for any conversion or exchange of the Debt Securities for any other securities; (iv) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (vi) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company or any selling securityholder may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling securityholder in connection with the offering and sale of the Securities and the identity of any selling securityholder, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company or any selling securityholder will, or expects to receive and any other material terms of the plan of distribution. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)).

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company or any selling securityholder. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “QIPT” and on The Nasdaq Capital Market (“Nasdaq”), under the trading ticker symbol “QIPT”. On May 7, 2024, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $5.48, and on Nasdaq was US$4.01. Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

The Company has three classes of issued and outstanding shares: the Common Shares, first preferred shares (each, a “First Preferred Share”) without par value, and second preferred shares (each, a “Second Preferred Share”) without par value (together with the First Preferred Shares, constitute the “Preferred Shares”, and collectively with the Common Shares, the “Company Shares”). See “Description of the Share Capital of the Company”.

Note to U.S. Holders

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country, that some of its officers and directors may be residents of a foreign country and that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country. These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Quipt has prepared its financial statements, incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board which is incorporated within Part 1 of the CPA Canada Handbook – Accounting, and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards.

Certain of the Company’s directors and officers reside outside of Canada. Each of the following persons has appointed DLA Piper (Canada) LLP, Suite 2700, 1133 Melville Street, Vancouver, British Columbia V6E 4E5 as agent for service of process:

Directors and Officers
Gregory Crawford, Chief Executive Officer and Director Mark Greenberg, Director Brian Wessel, Director Dr. Kevin A. Carter, Director Hardik Mehta, Chief Financial Officer

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

Unless otherwise indicated, all references to “$”, “C$” or “dollars” in this Prospectus refer to Canadian dollars and all references to “US$” in this Prospectus refer to United States dollars. See “Currency and Exchange Rate Information”.

v

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by DLA Piper (Canada) LLP.

The Company’s head office is located at 1019 Town Drive Wilder, Kentucky 41076, telephone (859) 878-2220, and its registered office is located at Suite 2700, 1133 Melville Street, Vancouver, British Columbia V6E 4E5.

GENERAL MATTERS

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of such documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, financial performance and prospects may have changed since those dates.

This Prospectus is part of a “shelf” registration statement on Form F-10 that the Company has filed with the United States Securities and Exchange Commission (the “SEC”).

Information contained on the Company’s website does not form part of this Prospectus nor is it incorporated by reference herein. Investors should rely only on information contained or incorporated by reference in this Prospectus.

Unless otherwise noted or the context indicates otherwise, the “Company”, “Quipt”, “we”, “us” and “our” refer to Quipt Home Medical Corp., and its direct and indirect Subsidiaries.

Unless otherwise indicated, information contained or incorporated by reference in this Prospectus or any Prospectus Supplement concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research, and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Prospectus or any Prospectus Supplement, as applicable, and the documents incorporated by reference herein or therein.

This Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference include references to the Company’s trademarks, including, without limitation, the “Quipt” trademark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are the Company’s property. The Company’s trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to the Company’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.

The financial statements of the Company incorporated by reference in this Prospectus and any applicable Prospectus Supplement, as applicable, are reported in United States dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Certain calculations included in tables and other figures in this Prospectus, any Prospectus Supplement and the documents incorporated by reference therein may have been rounded for clarity of presentation.

FINANCIAL AND EXCHANGE RATE INFORMATION

Unless otherwise indicated, all references to “$”, “C$” or “dollars” mean references to the lawful money of Canada. All references to “US$” refer to United States dollars.

The following table sets forth (a) the average and ending rate of exchange for the Canadian dollar, expressed in U.S. dollars, in effect for the periods indicated; and (b) the high and low exchange rates for the Canadian dollar, expressed in U.S. dollars, during the periods indicated, each based on the indicative rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into U.S. dollars.

Year Ended September 30 C$ to US$				Three Months Ended C$ to US$
	2023	2022	2021	March 31, 2024
High	0.7617	0.8111	0.8306	0.7510
Low	0.7217	0.7285	0.7491	0.7357
Average	0.7416	0.7832	0.7915	0.7414
Closing	0.7396	0.7296	0.7849	0.7380

On May 7, 2024, the daily exchange rate for the Canadian dollar in terms of United States dollars, as quoted by the Bank of Canada, was $1.00 = US$0.7297.

NON-IFRS MEASURES

The annual consolidated financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”). Additionally, the Company utilizes certain non-IFRS measures which are believed to be meaningful in the assessment of the Company’s performance. These metrics are non-standard measures under IFRS and may not be identical to similar measures reported by other companies. The Company believes that these measures, together with measures determined in accordance with IFRS, provide investors with an improved ability to evaluate the underlying performance of the Company. Non-IFRS measures do not have any standardized meaning prescribed under IFRS, and therefore they may not be comparable to similar measures employed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” within the meaning of Canadian securities legislation and “forward-looking statements” within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document.

Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	operating results;

•	profitability;

•	financial condition and resources;

•	anticipated needs for working capital;

•	liquidity;

•	capital resources;

•	capital expenditures;

•	milestones;

•	potential acquisitions;

•	information with respect to future growth and growth strategies;

•	anticipated trends in the industry in which the Company operates;

•	the Company’s future financing plans;

•	timelines;

•	currency fluctuations;

•	government regulation;

•	unanticipated expenses;

•	commercial disputes or claims;

•	limitations on insurance coverage;

•	availability and expectations regarding of cash flow to fund capital requirements;

•	the product offerings of the Company;

•	the competitive conditions of the industry;

•	the competitive and business strategies of the Company;

•	applicable laws, regulations and any amendments thereof;

•	on-going implications of the novel coronavirus (“COVID-19”);

•	statements relating to the business and future activities of, and developments related to, the Company, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans;

•	the anticipated use of proceeds of any offering of securities; and

•	other events or conditions that may occur in the future.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions of the Company’s management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. The material factors and assumptions used to develop the forward-looking statements contained in this Prospectus or any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement include, without limitation:

•	the Company’s ability to successfully execute its growth strategies and business plan;

•	the ability to successfully identify strategic acquisitions;

•	the Company’s ability to realize anticipated benefits, synergies or generate revenue, profits or value from its recent acquisitions into existing operations;

•	management’s perceptions of historical trends, current conditions and expected future developments;

•	the ability of the Company to take market share from competitors;

•	the Company’s ability to attract and retain skilled staff;

•	market conditions and competition;

•	the products, services and technology offered by the Company’s competitors;

•	the Company’s ability to generate cash flow from operations

•	the Company’s ability to keep pace with changing regulatory requirements;

•	the ongoing ability to conduct business in the regulatory environments in which the Company operates and may operate in the future;

•	that the Company’s ability to maintain strong business relationships with its suppliers, service provides and other third parties will be maintained;

•	COVID-19 and recall related supply chain issues will be resolved within the near future;

•	the Company’s ability to fulfill prescriptions for services and products;

•	the anticipated growth of the niche market of home equipment and monitoring;

•	the anticipated increase in demand for various medical products and equipment;

•	demand and interest in the Company’s products and services;

•	the ability to deploy up front capital to purchase monitoring and treatment equipment;

•	anticipated and unanticipated costs;

•	the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses;

•	the general economic, financial market, regulatory and political conditions in which the Company operates and the absence of material adverse changes in the Company’s industry, regulatory environmental or the global economy; and

•	other considerations that management believes to be appropriate in the circumstances.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors” in this Prospectus, any Prospectus Supplement and the AIF (as defined herein), which include: credit risks, market risks (including those related to equity, commodity, foreign exchange and interest rate markets), liquidity risks, operational risks (including those related to technology and infrastructure), and risks relating to reputation, insurance, strategy, regulatory matters, legal matters, environmental matters and capital adequacy. Examples of such risk factors include: the Company may be subject to significant capital requirements and operating risks; changes in law, the ability to implement business strategies, growth strategies and pursue business opportunities; state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; difficulty integrating newly acquired businesses; low profit market segments; disruptions in or attacks (including cyber-attacks) on information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behaviour; the failure of third parties to comply with their obligations; the impact of new and changes to, or application of, current laws and regulations; risk of litigation and governmental proceedings; the overall litigation environment, including in the United States; risks related to infectious diseases, including the impacts of COVID-19; increased competition; changes in foreign currency rates; the potential loss of foreign private issuer status; risks relating to the deterioration of global economic conditions; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events, as well as other general economic, market and business conditions, amongst others, as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. The Company provides no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.

Readers are cautioned that the cautionary statements and list of risk factors set out in this Prospectus, any Prospectus Supplement and the AIF are not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference herein or therein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Forward-looking statements are provided and made as of the date of this Prospectus, any Prospectus Supplement or the applicable documents incorporated herein and therein by reference, as applicable, and the Company does not undertake any obligation to revise or update any forward-looking statements or information, other than as expressly required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of the Securities should read this entire Prospectus, each applicable Prospectus Supplement and the documents incorporated by reference herein and therein, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

FINANCIAL INFORMATION

The Company’s financial statements that are incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and are presented in United States dollars. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. generally accepted accounting principles.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. As of the date of this Prospectus, the following documents, each of which has been filed with the securities regulatory authorities in each province and territory of Canada, as applicable, are specifically incorporated by reference and form an integral part of this Prospectus:

•	the annual information form (the “AIF”) of the Company for the fiscal year ended September 30, 2023 dated December 21, 2023;

•	the consolidated financial statements of the Company for the fiscal years ended September 30, 2023 and 2022, together with the notes thereto and the auditors’ reports thereon;

•	the amended and restated management’s discussion and analysis of the Company for the fiscal years ended September 30, 2023 and 2022;

•	the condensed consolidated interim financial statements as at and for the three months ended December 31, 2023 and 2022, and related notes thereto;

•	the management’s discussion and analysis for the three months ended December 31, 2023;

•	the material change report of the Company dated May 2, 2024 with respect to the Company’s notice of intention to implement a normal course issuer bid, pursuant to which the Company may purchase for cancellation Common Shares from time to time in accordance with applicable securities laws commencing on May 6, 2024; and

•	the management information circular of the Company dated February 14, 2024 with respect to the annual and special meeting of shareholders of the Company that was held on March 27, 2024.

Any documents of the type required to be incorporated by reference herein pursuant to National Instrument 44-101 – Short Form Prospectus Distributions, including any annual information forms, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto that the Company files with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the expiry of this Prospectus will be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, any Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein or therein.

Upon a new annual information form and new annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual general meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual general meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to the Company’s website in this Prospectus, any Prospectus Supplement or any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and the Company disclaims any such incorporation by reference.

A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Copies of the documents incorporated herein by reference may be obtained on request without charge from Quipt Home Medical Corp. at 1019 Town Drive Wilder, Kentucky, USA 41076, telephone: (859) 878-2220, and are also available electronically through SEDAR+ on the Company’s profile at www.sedarplus.ca.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS

The following description of the Company does not contain all of the information about the Company and its assets and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the sections titled “Risk Factors” herein and therein, and the AIF, as well as the documents incorporated by reference herein and therein before making an investment decision.

Corporate Structure

The Company was incorporated under the Business Corporations Act (Alberta) on March 5, 1997. Pursuant to a reverse take-over transaction completed on June 1, 2010 by way of a three cornered amalgamation, the Company acquired all of the issued and outstanding shares in the capital of PHM DME Healthcare Inc. and changed its name to “Patient Home Monitoring Corp.” On December 30, 2013, pursuant to a Certificate of Continuance, the Company changed its jurisdiction of governance by continuing from Alberta into British Columbia.

On December 21, 2017, pursuant to an arrangement under the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving the Company, Viemed Healthcare, Inc. and the securityholders of the Company, the Company completed a spin-out of Viemed Healthcare, Inc. and its operating businesses. In addition, on December 21, 2017, the Company completed an amalgamation, by way of vertical short-form amalgamation under the BCBCA, with its wholly owned subsidiary and the amalgamating company continuing as “Patient Home Monitoring Corp.” On May 4, 2018, the Company changed its name to “Protech Home Medical Corp”, and on December 31, 2018, the Company effected a consolidation of its Common Shares on the basis of one (1) post-consolidation Common Share for every five (5) pre-consolidation Common Shares.

On May 13, 2021, the Company changed its name from “Protech Home Medical Corp.” to “Quipt Home Medical Corp.” and effected a consolidation (the “Consolidation”) of its Common Shares on the basis of one (1) post-Consolidation Common Share for every four (4) pre-Consolidation Common Shares.

The Company’s head office is located at 1019 Town Drive, Wilder, Kentucky 41076, and its registered office is located at Suite 2700, 1133 Melville Street, Vancouver, British Columbia V6E 4E5.

The Company’s Common Shares are listed for trading on the TSX under the symbol “QIPT”, and on Nasdaq under the symbol “QIPT”.

Business of the Company

The Company is a U.S. based home medical equipment provider, focused on end-to-end respiratory care. The Company, through its subsidiaries, is a provider of DME/home medical equipment (“HME”). The Company seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep apnea, reduced mobility and other chronic health conditions requiring home-based services in the United States. The primary business objective of the Company is to create shareholder value by focusing on organic growth of its core business and strategically expanding its geographical footprint by acquiring other DME/HME providers. The Company’s growth strategy is to aggregate patients in existing or complimentary markets, through both acquisitions and organically by taking market share directly from competitors. The Company leverages technology to increase patient compliance by making ongoing training and patient follow up easier on the patient and improving the speed and ease of equipment and device delivery and set-up.

The Company’s main revenue sources are providing in-home medical equipment and supplies and providing respiratory and DME to patients in the United States.

The Company is an acquisitive company that follows a disciplined and accretive capital allocation strategy. The Company’s mergers and acquisitions (“M&A”) strategy is based on acquiring additional DME/HME providers that are accretive and synergistic to the Company. The Company generally seeks to acquire cash generating companies which lead to increased cash flows that are then re-invested to make additional new cash generating acquisitions. The Company generally operates under a shared services model which results in obtaining cost efficiencies, technology improvements and synergies across the acquisitions and the various business units where possible. The Company is focused on the implementation of digital technology solutions for the acquired subsidiaries.

The Company’s revenue lines are based on fulfilling prescriptions for services and products for patients that suffer from chronic illness. The growing niche market of home equipment and monitoring provides significant opportunity to garner market share and may require the ongoing deployment of up-front capital to purchase monitoring and treatment equipment. The Company believes that it is well positioned to acquire the equipment necessary to grow its annuity stream businesses.

Among other things, the Company, through its subsidiaries, offers an array of durable medical equipment focused on pulmonary disease services, home-based sleep apnea and chronic obstructive pulmonary disease treatments, the treatment of chronic power mobility conditions and mobility solutions, as well as home-based healthcare logistics and services, including: traditional and non-traditional durable medical respiratory equipment and services, bariatric equipment, bathroom safety products, Bi-level PAP (bilevel positive airway pressure) equipment, non-invasive ventilation equipment, supplies and services, including continuous positive airway pressure (CPAP) and bilevel positive airway pressure (BiPAP) units, canes/crutches, masks, sleep apnea equipment and accessories, hospital beds, humidifiers, nebulizer and compressors, oxygen concentrator, mobility equipment and power mobility services, patient lifts, walkers, wheelchairs, products for wound care, nebulizers, oxygen concentrators and other related equipment and medical supplies, as well as sleep testing. The demand for these items is expected to grow as the United States population continues to age and chronic diseases among those aged 65 and over continue to increase.

Recent Developments

From time to time, the Company is involved in various legal proceedings arising from the ordinary course of business, including governmental investigations or other actions or lawsuits alleging potential failures to comply with laws or regulations. As disclosed in the Company’s news release dated February 14, 2024, it received a civil investigative demand from the Department of Justice (“DOJ”) through the U.S. Attorney’s Office for the Northern District of Georgia pursuant to the False Claims Act regarding an investigation concerning whether the Company may have caused the submission of false claims to government healthcare programs for CPAP equipment. The Company is cooperating with the investigation. The DOJ has not indicated to the Company whether it believes the Company engaged in any wrongdoing. In April 2024, the Company received a subpoena from the U.S. Securities and Exchange Commission (the “SEC”) to provide certain documents related to the Company and the DOJ investigation, CID and financial reporting and disclosure matters (“SEC Subpoena”). According to the SEC, the investigation pursuant to which the SEC Subpoena was issued does not mean that the SEC has concluded that anyone has violated the law, nor does the investigation mean that the SEC has a negative opinion of any person, entity or security. The Company, through its external legal counsel, has been in contact with the SEC and is cooperating with the SEC as it relates to the SEC Subpoena. Additional governmental agencies could conduct independent investigations relating to this investigation or separate unrelated matters. No assurance can be given as to the timing or outcome of the DOJ’s or SEC’s investigations. See “Risk Factors”.

For certain other details about the Company’s business, please refer to the AIF and other documents incorporated by reference in this Prospectus and any Prospectus Supplement, which are available on SEDAR+ at www.sedarplus.ca.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Company’s securityholders. The Prospectus Supplement that will be filed in connection with any offering of Securities by any selling securityholder will include the following information:

•	the name of each selling securityholder;

•	if the selling securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address of the person or company the selling securityholder has appointed as agent for service of process;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

•	the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

•	if a selling securityholder is not an individual, disclosure regarding the principal securityholders thereof, as applicable; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions and mergers. The Company will not receive any proceeds from any sale of any Securities by any selling securityholder(s).

As at the date of this Prospectus, the Company anticipates using the net proceeds to the Company from any offering of Securities primarily to fund general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions and mergers. The Company’s acquisition approach generally targets companies that are either: (i) heavily respiratory weighted companies with gross revenue in the range of US$5 to $80 million, and consistent annual EBITDA (earnings before interest, taxes, depreciation, and amortization) margins between 10% and 20% or more; (ii) sub US$5 million revenue targets with the strategic goal of expanding the Company’s payer mix and expanding our geographical footprint across new states to be become a national DME provider; or (iii) targeting substantially larger opportunities that would be more meaningful in terms of revenue, EBITDA, active patient base and geographical operating footprint. The Company believes that the maximum size that the Company can raise under this Prospectus of $300,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) will provide sufficient room to draw upon in order to complete strategic acquisitions in the future if, as and when any such opportunities arise, and is expected to position the Company to aggressively pursue its corporate strategy to grow the business. The Company has spent the last several years building and solidifying its platform and within the last year has pivoted into a strategy more focused on growth, both internal and by acquisition and other strategic transactions. For any specific acquisition for which the Company raises funds for under the Prospectus, the Company intends to include details of the acquisition in any Prospectus Supplement and any other additional disclosure as required by applicable securities laws.

Notwithstanding the foregoing, management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors - Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF SHARE CAPITAL

The Company is authorized to issue an unlimited number of Common Shares, an unlimited number of First Preferred Shares, and an unlimited number of Second Preferred Shares. As of May 7, 2024, there were 42,571,523 Common Shares issued and outstanding as fully paid and non-assessable and no First Preferred Shares and no Second Preferred Shares (the “Preferred Shares”) issued and outstanding.

The following is a summary of the rights, privileges, restrictions and conditions attached to the Common Shares and the Preferred Shares, but does not purport to be complete. Reference should be made to the Articles of the Company and the full text of their provisions for a complete description thereof, which are available on the Company’s profile on SEDAR+ at www.sedarplus.ca.

Common Shares

All of the Common Shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets and in all other respects, on liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The issued Common Shares are not subject to call or assessment by the Company nor are there any pre-emptive, conversion, exchange, redemption or retraction rights attaching to the Common Shares.

All registered holders of Common Shares are entitled to receive notice of any general or special meeting to be convened by the Company. At any general or special meeting, subject to the restrictions on joint registered owners of Common Shares, each holder of Common Shares is entitled to one vote per share of which it is the registered owner and may exercise such votes either in person or by proxy. Otherwise, on a show of hands every Shareholder who is present in person and entitled to vote will have one vote, and on a poll every Shareholder has one vote for each Common Share of which it is the registered owner. The Company’s articles provide that the rights and provisions attached to any class of shares, in which shares are issued, may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Preferred Shares

The First Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company or for the purpose of winding–up its affairs, rank on parity with the First Preferred Shares of every other series and be entitled to preference over the Second Preferred Shares of every other series and the Common Shares of the Company. The Second Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company or for the purpose of winding–up its affairs, rank on parity with the Second Preferred Shares of every other series and be entitled to preference over the Common Shares of the Company.

CONSOLIDATED CAPITALIZATION

From December 31, 2023, the date of the Company’s most recently filed condensed consolidated interim financial statements, to the date of this Prospectus, there have been no material changes to the Company’s share capitalization on a consolidated basis.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement.

Common Shares

For a brief summary of the material attributes of the Common Shares, see “Description of Share Capital - Common Shares”. Common Shares may be sold separately or together with other Securities, as the case may be.

Preferred Shares

For a brief summary of the material attributes of the Preferred Shares, see “Description of Share Capital - Preferred Shares”. Preferred Shares may be sold separately or together with other Securities, as the case may be.

Debt Securities

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. A copy of the form of the Indenture to be entered into has been or will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at the Company’s option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than Canadian dollars, the currency in which the Debt Securities are denominated or the currency in which the Company will make payments on the Debt Securities;

•	material Canadian federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-Canadian dollar currency or currencies or non-Canadian dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares, Preferred Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares, Preferred Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares, Preferred Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Company from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions”. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on a national securities exchange in the United States, as applicable.

This Prospectus may also, from time to time, relate to the offering of Securities by any selling securityholders. The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Company and/or selling securityholder may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Preferred Shares, Subscription Receipts, Debt Securities, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

No underwriter or dealer involved in an “at-the-market distribution” as defined in NI 44-102, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with an offering of Securities or effect any other transactions that are intended to stabilize the market price of Securities.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

PRIOR SALES

Information in respect of prior sales of the Common Shares, Preferred Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares, Preferred Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares, Preferred Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSX under the trading symbols “QIPT”. The trading prices and volumes of the Common Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

As of the date of this Prospectus, the Company has not paid any dividends and has no current intention to declare dividends on the Common Shares or Preferred Shares in the foreseeable future. Any decision to pay dividends on the Common Shares and/or Preferred Shares in the future will be at the discretion of the Company’s Board of Directors (the “Board”) and will depend on, among other things, the Company’s results of operations, contractual restrictions, capital requirements, business prospects and other factors that the Board may consider relevant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in any Securities should be considered highly speculative and involves significant risks due to the nature of the Company’s business. Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including, without limitation, those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”. The risks described herein are not the only risk factors facing the Company and should not be considered exhaustive.

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Company’s business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Company is currently unaware or that are unknown or that the Company currently deems to be immaterial could have a material adverse effect on the business, financial condition and results of operation of the Company. The Company cannot assure an investor that it will successfully address any or all of these risks. Further, many of the risks are beyond the Company’s control and, in spite of the Company’s active management of its risk exposure, there is no guarantee that these risk management activities will successfully mitigate such exposure. A purchaser should not purchase any Securities unless the purchaser understands, and can bear, all of the investment risks involving any such Securities.

Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus, the applicable Prospectus Supplement, and other documents incorporated by reference herein and therein, and consult with their professional advisors to assess any investment in the Securities. The occurrence of any of these risks could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects. These risks are not the only risks the Company faces; risks and uncertainties not currently known to the Company or that the Company currently deems to be immaterial may also materially and adversely affect the Company’s business, financial condition and results of operations. Investors should also refer to the other information set forth or incorporated by reference in this Prospectus. This Prospectus also contains forward-looking information that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in forward-looking information as a result of a number of factors. See also the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Securities

Return on Securities is not Guaranteed

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Discretion in the Use of Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares, Preferred Shares or its other securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline. Management will have discretion concerning the use of the proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement as well as the timing of their expenditure. The Company will not receive any proceeds from any sale of any Securities by the selling securityholders.

Dilution

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares, as applicable, on the TSX or Nasdaq may decrease due to the additional amount of Common Shares, as applicable, available in the market.

Future Sales of Shares by Shareholders

Sales of a large number of the Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the Company’s ability to raise capital through future sales of the Common Shares. The Company cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of the Common Shares. The price of the Common Shares could be affected by possible sales of the Common Shares by hedging or arbitrage trading activity. If the Company raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors, and other risk factors described in the AIF. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, have not changed. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, as applicable, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or Nasdaq or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Securities Ranking Senior to Common Shares

If, in the future, the Company decides to issue Debt Securities that may rank senior to the Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting the Company’s operating flexibility. Any convertible or exchangeable securities that the Company issues in the future may have rights, preferences and privileges more favorable than those of the Common Shares and may result in dilution to owners of the Common Shares. The Company and, indirectly, its shareholders, will bear the cost of issuing and servicing such securities. Because the Company’s decision to issue Debt Securities in any future offering will depend on market conditions and other factors beyond its control, the Company cannot predict or estimate the amount, timing or nature of its future offerings. Thus, holders of Common Shares will bear the risk of the Company’s future offerings reducing the market price of the Common Shares and diluting the value of their shareholdings in the Company.

Forward-Looking Statements May Prove to be Inaccurate

Prospective investors are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on the risks, assumptions and uncertainties are found in this Prospectus and the Prospectus Supplement under the heading “Cautionary Note Regarding Forward-Looking Statements”.

No Assurance Future Financing Will Be Available

The Company may need to obtain additional financing in the future. The ability to obtain such additional financing will depend upon a number of factors, including prevailing market conditions and the operating performance of the Company. There can be no assurance that any such financing will be available to the Company on favourable terms or at all. If financing is available through the sale of debt, equity or capital properties, the terms of such financing may not be favourable to the Company. Failure to raise capital when required could have a material adverse effect on the Company’s business, financial condition and results of operations.

Global Financial Conditions Can Reduce Share Prices and Limit Access to Financing

The economic viability of the Company’s business plan is impacted by the Company’s ability to obtain financing. Global economic conditions impact the general availability of financing through public and private debt and equity markets, as well as through other avenues.

Significant political, market and economic events may have wide-reaching effects and, to the extent they are not accurately anticipated or priced into markets, may result in sudden periods of market volatility and correction. Periods of market volatility and correction may have an adverse impact on economic growth and outlook, as well as lending and capital markets activity, all of which may impact the Company’s ability to secure adequate financing on favourable terms, or at all.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, political developments, legislative or regulatory changes, social or labour unrest and stock market trends will affect the Company’s operating environment and its operating costs, profit margins and share price. Uncertainty or adverse changes relating to government regulation, economic and foreign policy matters, and other world events have the potential to adversely affect the performance of and outlook for the Canadian and global economies, which in turn may affect the ability of the Company to access financing on favourable terms or at all. For example, recent uncertainty regarding Canada’s ability to access North American markets via the United States-Mexico-Canada Agreement and increased levels of turmoil in certain geopolitical hotspots have the potential to increase uncertainty and volatility in Canadian and global markets, respectively. The occurrence of negative sentiment or events in the Canadian and broader global economy could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Risks Related to Ownership

Additional Capital

The development and the business (including acquisitions) of the Company may require additional financing, which may involve high transaction costs, dilution to shareholders, high interest rates or unfavorable terms and conditions. Failure to obtain sufficient financing may result in the delay or indefinite postponement of its business plans. The initial primary source of funding available to the Company consists of equity financing. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company.

Loss of Foreign Private Issuer Status

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. As a foreign private issuer, as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is currently exempt from certain of the provisions of the U.S. federal securities laws. For example, an issuer with total assets in excess of US$10 million and whose outstanding equity securities are held by 2,000 or more persons, or 500 or more persons who are not “accredited investors”, must register such securities as a class under the Exchange Act. However, as a foreign private issuer subject to Canadian continuous disclosure requirements, the Company may claim the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, even if these thresholds are exceeded. To be considered a foreign private issuer, the Company must satisfy a United States shareholder test (not more than 50% of the voting securities of a company must be held by residents of the United States) if any of the following disqualifying conditions apply: (i) the majority of the Company’s executive officers or directors are United States citizens or residents; (ii) more than 50 percent of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States. Based on information available as at March 31, 2023 (the last business day of the Company’s most recently completed second fiscal quarter), the Company estimates that approximately 45.3% of the Company’s outstanding voting securities are directly or indirectly held of record by residents of the United States. If the Company loses its status as a foreign private issuer, these regulations could apply and it could also be required to commence reporting on forms required of U.S. domestic companies, such as Forms 10-K, 10-Q and 8-K. It could also become subject to U.S. proxy rules, and certain holders of its equity securities could become subject to the insider reporting and “short swing” profit rules under Section 16 of the Exchange Act. In addition, any securities issued by the Company if it loses foreign private issuer status would become subject to certain rules and restrictions under the U.S. Securities Act, even if they are issued or resold outside the United States. Compliance with the additional disclosure, compliance and timing requirements under these securities laws would likely result in increased expenses and would require the Company’s management to devote substantial time and resources to comply with new regulatory requirements.

Dividends

The Company has never declared or paid any dividends on its Common Shares or Preferred Shares. The Company intends, for the foreseeable future, to retain tis future earnings, if any, to finance the Company’s business activities. The payment of future dividends, if any, will be reviewed periodically by the Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund business activities, development and growth, and other factors that the Board may consider appropriate in the circumstances.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of each of the TSX and Nasdaq require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Risks of Litigation and Governmental Proceedings

The Company is, and in the future may be, subject to legal and governmental proceedings and claims. The parties in such legal actions may seek amounts from the Company that may not be covered in whole or in part by insurance. Defending against such legal actions could result in significant costs and could require a substantial amount of time and effort by the Company’s management team. The Company cannot predict the outcome of litigation or governmental proceedings to which it is a party or whether it will be subject to future legal actions. As a result, the potential costs associated with legal actions against the Company could adversely affect its business, financial condition, reputation, results of operations, cash flows or prospects.

The Company is currently a subject of an ongoing investigation by the DOJ concerning whether the Company may have caused the submission of false claims to government healthcare programs for CPAP equipment. In April 2024, the Company received a subpoena from the SEC to provide certain documents related to the Company and the DOJ investigation, CID and financial reporting and disclosure matters (“SEC Subpoena”). According to the SEC, the investigation pursuant to which the SEC Subpoena was issued does not mean that the SEC has concluded that anyone has violated the law, nor does the investigation mean that the SEC has a negative opinion of any person, entity or security. The Company, through its external legal counsel, has been in contact with the DOJ and SEC and is cooperating with the investigations and cannot predict the duration, scope or outcome of the investigations at this time. Additional governmental agencies could conduct independent investigations relating to these investigations or separate unrelated matters. The Company is not able to provide investors with guidance as to the outcome of the DOJ or SEC investigation or any other governmental agency investigations at this time, or whether it will result in any charges or other claims against the Company. Any adverse finding by any governmental agency, including the DOJ or SEC, in respect of its investigations under the False Claims Act, SEC regulations or other applicable laws, or allegations of such violations, could disrupt the Company’s business and cause it to suffer financial penalties and/or other sanctions, which could result in an material adverse impact on its business, financial condition, and results of operations.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated December 20, 2023, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption was granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is BDO USA, P.C., having an address at 221 E. 4th Street, Suite 2600, Cincinnati, OH 45202. BDO USA, P.C. is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.

The transfer agent and registrar of the Common Shares is Computershare Investor Services Inc., located at 2nd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3A8.

INTERESTS OF EXPERTS

The Company’s external auditor, BDO USA, P.C., is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of Quipt by DLA Piper (Canada) LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AGENT FOR SERVICE OF PROCESS

Gregory Crawford, Mark Greenberg, Brian Wessel, Dr. Kevin A. Carter and Hardik Mehta, each a director or officer of the Company residing outside of Canada, have appointed DLA Piper (Canada) LLP, Suite 2700, 1133 Melville Street, Vancouver, British Columbia V6E 4E5, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ADDITIONAL INFORMATION

Quipt has filed with the SEC a registration statement on Form F-10 under the U.S. Securities relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the registration statement, it will provide a prospectus supplement thereto that will contain specific information about the terms of that offering, which may also add, update or change information contained in this Prospectus, as incorporated in the registration statement.

Quipt is subject to certain informational requirements of the Exchange Act, in addition to applicable Canadian requirements. Consequently, Quipt files reports and other information with the SEC, in addition to securities regulatory authorities in Canada. Under the multijurisdictional disclosure system (MJDS) adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” (as defined under United States securities laws), the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The reports and other information filed by the Company with, or furnished to, the SEC may be accessed on EDGAR at the SEC’s website at www.sec.gov. Copies of reports, statements and other information that the Company files with Canadian securities regulatory authorities are available electronically on the Company’s profile on SEDAR+ at www.sedarplus.ca.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

•	the documents referred to under "Documents Incorporated by Reference" in this Prospectus;

•	the consent of our auditors, BDO USA, P.C.;

•	the consent of our Canadian counsel, DLA Piper (Canada) LLP;

•	powers of attorney from our directors and officers; and

•	form of Indenture.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 160 of the Business Corporations Act (British Columbia) (the “Business Corporations Act”) provides that the Registrant may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually or reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, the Registrant must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. The Business Corporations Act also provides that the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding provided the Registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the Business Corporations Act, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the Business Corporations Act, an "eligible party", in relation to the Registrant, means an individual who:

(a)	is or was a director or officer of the Registrant;

(b)	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

(c)	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible penalty" under the Business Corporations Act means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the Business Corporations Act is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed. "Expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding. An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

Notwithstanding the foregoing, the Business Corporations Act prohibits the Registrant from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the Registrant or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or an associated corporation, the Registrant must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of that proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the Business Corporations Act, Section 164 of the Business Corporations Act provides that, on the application of the Registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order the Registrant to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

(d)	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Business Corporations Act; or

(e)	make any other order the Supreme Court of British Columbia considers appropriate.

The Business Corporations Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The Registrant’s notice of articles and articles (the “Articles”) provide that, subject to the Business Corporations Act, the Registrant must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. In addition, pursuant to the Articles, and subject to any restrictions in the Business Corporations Act, the Registrant may agree to indemnify and may indemnify any person (including any eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Registrant. The Articles further provide that the Registrant may advance expenses to an eligible party to the extent permitted by the Business Corporations Act. The Articles also authorize the Registrant to purchase and maintain insurance for the benefit of any eligible party (or the heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party.

The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Each director and officer is also a party to an indemnification agreement with the Registrant, pursuant to which the Registrant has agreed, to the full extent allowed by applicable law, to indemnify and hold harmless such director or officer, his or her heirs, successors and legal representatives from and against all damages, liabilities, losses, costs, charges and expenses suffered or incurred at any time by such director or officer, his or her heirs, successors or legal representatives as a result or by reason of such person acting as the director and/or officer of the Registrant or by reason of any action taken or not taken by such person in such capacity, including without limitation, any liability arising under applicable corporate and securities legislation or otherwise, and including any costs, charges and expenses the director or officer, as applicable, may incur in enforcing such indemnification agreement, provided that such damages, liabilities, losses, costs, charges or expenses were not suffered or incurred as a direct result of the gross negligence, fraud, dishonesty or willful default of such director or officer, as applicable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Annual Information Form for the year ended September 30, 2023, dated as of December 21, 2023 (incorporated by reference as Exhibit 99.1 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on December 22, 2023 (File Number 001-40413), and incorporated by reference herein).

4.2*	Audited Annual Consolidated Financial Statements and notes thereto as at and for the fiscal years ended September 30, 2023 and 2022 together with the report thereon of the independent auditor (incorporated by reference as Exhibit 99.2 to the Registrant’s Form 40-F filed with the Securities and Exchange Commission on December 22, 2023 (File Number 001-40413), and incorporated by reference herein).

4.3*	Management’s Discussion and Analysis (Amended & Restated) for the years ended September 30, 2023 and 2022 (incorporated by reference as Exhibit 99.3 to the Registrant’s Form 40-F/A filed with the Securities and Exchange Commission on April 2, 2024 (File Number 001-40413), and incorporated by reference herein).

4.4*	Condensed Consolidated Interim Financial Statements and notes thereto as at and for the three months ended December 31, 2023 and 2022 (incorporated by reference as Exhibit 99.1 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on February 14, 2024 (File Number 001-40413), and incorporated by reference herein).

4.5*	Management’s Discussion and Analysis for the three months ended December 31, 2023 (incorporated by reference as Exhibit 99.2 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on February 14, 2024 (File Number 001-40413), and incorporated by reference herein).

4.6*	Notice of Meeting and Management Information Circular dated February 14, 2024 (incorporated by reference as Exhibit 99.1 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on February 28, 2024 (File Number 001-40413), and incorporated by reference herein).

4.7*	Material Change Report, dated May 2, 2024, with respect to the Company’s notice of intention to implement a normal course issuer bid, pursuant to which the Company may purchase for cancellation Common Shares from time to time in accordance with applicable securities laws commencing on May 6, 2024 (incorporated by reference as Exhibit 99.1 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on May 3, 2024 (File Number 001-40413), and incorporated by reference herein).

5.1	Consent of BDO USA, P.C.

5.2	Consent of DLA Piper (Canada) LLP

6.1*	Powers of Attorney (contained in the signature page of the Registrant’s Form F-10 filed with the SEC on December 22, 2023 (File Number: 333-276253)).

7.1**	Form of Indenture

107*	Fee Calculation

* Previously filed or furnished to the SEC.

** To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the Registrant’s agent for service will be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, United States, on May 9, 2024.

QUIPT HOME MEDICAL CORP.

By:	/s/ Gregory Crawford
Name:	Gregory Crawford
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Crawford Gregory Crawford	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 9, 2024

/s/ Hardik Mehta Hardik Mehta	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2024

* Mark Greenberg	Director	May 9, 2024

* Brian Wessel	Director	May 9, 2024

* Kevin A. Carter	Director	May 9, 2024

*By:	/s/ Gregory Crawford
Name:	Gregory Crawford
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on May 9, 2024.

By:	/s/ Hardik Mehta
Name:	Hardik Mehta
Title:	Chief Financial Officer